EXHIBIT 23(H)(IV) UNDER FORM N-1A
                                           EXHIBIT 10(H) UNDER ITEM 601/REG. S-K
                                   EXHIBIT C
                                       to
                         Mutual Fund Services Agreement

                          TRANSFER AGENCY FEE SCHEDULE


      The prices contained herein are effective for twelve months from the execution date of the Transfer Agency contract.

I  CONVERSION FEE:  Manual conversion/new fund establishment - fee not to exceed
               $1,500  per  portfolio.   Electronic  conversions   -  $1.50  per
               shareholder account with a $4,000 minimum fee.

II  STANDARD BASE FEE FOR STANDARD BASE SERVICES

   The Base Fee1 is $18.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $12,000 per portfolio and/or share class. (The minimum is reduced to $6,000 per year per portfolio for Variable Annuity Funds). An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.50 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The base fee will be billed on a monthly basis.

     1The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

   Unified will provide lost account search services in connection of SEC Rules 17Ad-17 and 17a-24 at a cost of $2.50 per account searched. These "Electronic Data Search Services" will be performed on a semi-annual basis. This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

   In addition to the above fees, there will be a $200.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

III  STANDARD SERVICES PROVIDED

   -Open new accounts
   -Maintain Shareholder accounts
      INCLUDING:
      -Maintain certificate records
      -Change addresses
      -Prepare daily reports on number of Shares, accounts
      -Prepare Shareholder federal tax information
      -Withhold taxes on U.S. resident and non-resident alien accounts
      -Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries
   -Process purchase of Shares
   -Issue/Cancel certificates (Excessive use may be subject to additional charges)
   -Process partial and complete redemptions
   -Process regular and legal transfer of accounts
   -Mail semi-annual and annual reports
   -Process dividends and distributions
   -Prepare Shareholder meeting lists
   -Process one proxy per year per fund. Tabulation is limited to three. -Receive and tabulate proxies
   -Confirm all transactions as provided by the terms of each Shareholder's account
   -Provide a system which will enable Fund to monitor the total number of Shares sold in each state.
     System has capability to halt sales and warn of potential oversell. (Blue Sky Reports)
   -Determine/Identify lost Shareholder accounts


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IV  STANDARD REPORTS AVAILABLE

   -12b-1 Disbursement Report
   -12b-1 Disbursement Summary
   -Dealer Commission Report
   -Dealer Commission Summary Report
   -Exchange Activity Report
   -Fees Paid Summary Report
   -Fund Accrual Details
  -Holdings by Account Type
  -Posting Details
  -Posting Summary
  -Settlement Summary
  -Tax Register
  -Transactions Journal

V  NSCC INTERFACES

   -Fund/Serv and/or Networking set-up      $1,000
   -Fund/Serv processing                    $500 per month
   -Networking processing                   $500 per month
       -Fund/Serv transactions              $0.35 per trade
       -Direct Networking expenses
             Per item                       $0.025 Monthly dividend fund
             Per item                       $0.015 Non-monthly dividend fund

VI  ADDITIONAL FEES FOR SERVICES OUTSIDE THE STANDARD BASE

   -Interactive Voice Response System Set-upPass through
   -Archiving of old records/storage of aged recordsPass through
   -Off-line Shareholder research           $25/hour    (Billed    to   customer
account)
   -Check copies                            $3/each (Billed to customer account)
   -Statement copies                        $5/each (Billed to customer account)
   -Mutual Fund fulfillment/prospect file maintenance$1.00/item
   -Shareholder communications charges (Faxes)Pass through
   -Leased line/equipment on TA's computer systemPass through
   -Dial-up access to TA's computer system  Pass through
   -Labels                                  $.05 ea/$100 minimum
   -AD-HOC REPORTWRITER Report Generation   $50.00 per report
   -Bank Reconciliation Service             $50.00 monthly maintenance fee per
bank account
$1.50 per bank item
   -Systems Programming Labor Charges:
   Programmers or Consultants               $125.00/hour
   Officers                                 $150.00/hour
   -Additional Proxy Processing:
   Each processing                          $225.00 fixed charge per processing
   Preparation and Tabulation               $0.145/proxy issued
                                            (includes  3  tabulations,   sixteen
   propositions)
   Each Extra Tabulation                    $25.00 fixed charge per processing
                                            $0.02 per proxy tabulated



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VII  INTERNET SERVICES

-Set up fee to link standard "My Account" systemNo charge
     to existing website.  Includes adding fund logo.
-Ability for shareholders to view account balances,$50 per Portfolio or Share Class per month, minimum
     transaction history, tax information ("My Account" system)fee  $1,000   per
month
-Ability for shareholders to place transactions: purchases,$10 per Portfolio or Share Class per month, minimum redemptions and exchanges (must also usefee $250.00 per month
     "My Account" view features)
-Electronic Statements set-up fee           Fees range from $1,500 to $5,000
                                            depending on the statement layout
-Electronic statement creation, delivery and tracking$0.25 per statement -Electronic delivery and tracking of financial statements and$500.00 per instance, plus $0.25 per electronic delivery
     prospectuses to existing shareholders
-Fund customized "My Account" system        $250 per month Administrative Fee in
           addition to
                                            "My Account" system fees
-Institutional/Broker-Dealer "My Account" systemStandard "My Account" system fees plus $200 per month.  This fee
                                            includes processing and setup of all
                                            login ID's.
-Performance and NAV Plug-Ins               $25 per month. Site must be hosted
                                            by Unified.
      -Basic Web Hosting                    $17.50  per  month  billed quarterly
                                            for  10 megabytes of storage  and  2
                                            gigabytes of transfer.
-Web Site Compliance Staging                Fees starting at $25.00 per month,
                                            plus $10 per staging incident (This
                                            does not include any charges from
                                            the Fund Administrator for reviewing
                                            the site.  Those charges are billed
                                            directly by the Administrating B/D).
-Customized programming                     Billed at $150.00 per hour